Exhibit 10.2
CONSTRUCTION AGREEMENT
     BETWEEN OWNER and CONTRACTOR. This Agreement sets forth a Contract made this 24th day of August between Mercantile Trust & Savings Bank, having an address of 440 Main Street, Quincy, Illinois, 62306-0371 (hereinafter referred to as “Owner”), and Clayco, Inc., having its principal place of business at 2199 Innerbelt Business Center Drive, St. Louis, MO 63114 (hereinafter referred to as “Contractor”).
The parties hereto agree as follows:
A.	CONTRACT DOCUMENTS. The Contract Documents between the parties consists of: this Agreement, the General Conditions of the Contract for Construction, the Drawings and Specifications enumerated in Paragraph F hereof, and all Modifications issued pursuant to the General Conditions. These form the Contract and all are as fully a part of the Contract as if attached to this Agreement or repeated herein.

B.	THE WORK. Contractor shall perform all the Work required by the Contract Documents for the construction of a New Main Office for Mercantile Trust & Savings Bank, located at 33rd Street and Maine Street, Quincy, Illinois, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

C.	CONTRACT TIME. The Work to be performed under this Contract shall be commenced on September 25, 2006, or upon issuance of all necessary construction permits, whichever is later, and Substantial Completion shall be achieved no later than 365 calendar days after commencement provided the Owner has executed and returned the Contract by the date first written above, and subject to extension for any delays beyond the control of Contractor.

D.	PAYMENTS. The Owner shall pay to CONTRACTOR the Contract Sum of Twelve million three hundred fifty two thousand and 00/100 Dollars ($12,352,000.00), subject to adjustment by Change Order as provided in the Contract.

Based upon Applications for Payment submitted to the Owner, the Owner shall make progress payments on account of the Contract Sum to Contractor as follows:
1.	Upon execution of the Agreement, 6% of the Contract Sum less previous payments. The payment and all future payments under this Agreement will be made by wire transfer of funds to Regions Bank, Birmingham, Alabama for account of Clayco, Inc.

2.	Until the Work is 50% complete, 10 days after receipt of application for payment, 90% of the portion of the Contract Sum properly allocable to labor, materials, and equipment incorporated in the Work and 90% of the portion of the Contract Sum properly allocable to materials and equipment suitably stored at the site or at some other location agreed upon in writing by the Owner and Contractor, up to the first day of that month, less the aggregate of previous payments.

3.	After the Work is 50% complete and before Substantial Completion, 10 days after receipt of application for payment 100% of the portion of the Contract Sum properly allocable to labor, materials, and equipment incorporated in the Work, and 100% of the portion of the Contract Sum properly allocable to materials and equipment suitably stored at the site or at some other location agreed upon in writing by the Owner and Contractor up to the first day of that month, less the aggregate of previous payments and retainage.

4.	Upon Substantial Completion of the Work, any retainage then held by Owner shall be due and payable to the Contractor; provided, however, that such payment may be reduced by the cost of completing any incomplete Work or the disputed amount of any unsettled claims, as such cost is determined by the Architect, Forum Studio, having an address of 2199 Innerbelt Business Center Drive, St. Louis, MO 63114 (hereinafter referred to as “Architect”).

5.	The Owner has no liability to the Architect for its compensation, it being agreed that compensation for architectural services is included in the Contract Sum payable to Contractor.
E.	DEFINITIONS. The terms used in this Agreement which are in the General Conditions of the Contract for Construction shall have the meanings designated in the General Conditions.

F.	ENUMERATIONS OF DRAWINGS, SPECIFICATIONS & DOCUMENTS.

The following documents developed under Phase III of the TEAM Agreement dated August 25, 2005, between the Owner and Contractor are (except for Modifications issued after the execution of this Agreement) the Contract Drawings, Specifications and Documents:
•	Agreement;

•	General Conditions;

•	Specifications prepared by Architect dated August 21, 2006

•	List of Drawings all dated August 21, 2006. C1, C2, C3, C4, C5, C6, C6.1, C7,C8, C9, C10, C11, C12, C13, C14 (prepared by stock & Associates); TS, A0-01, A0-02, A0-03, A0-04, A1-01, A1-02, A1-03, A2-01A, A2-201B, A2-02B, A2-02B, A2-03, A2-04, A3-01, A3-02, A3-03, A4-01, A4-02, A5-01, A5-02, A5-03, A6-01, A6-02, A6-03, A7-01, A7-02, A7-03, A7-04, A7-05, A8-01, A8-02, A8-03, A8-04, A8-10, A8-11, A8-12, A8-13, A9-01, A9-02, A09-03, A09-04, A10-01, A10-02, A11-01, A11-02, A11-03, A11-04, A11-05, A11-06 (prepared by Forum Studio); S1-1, S1-2, S1-3, S2-1, S2-1A, S2-2, S2-3, S2-4, S3-1, S3-2, S4-1, S4-2, S5-1, S6-1 (prepared by Alper Audi) ; MEP1.0, M1.0, M1.1, M2.0, M2.1, M2.2, M3. 0, M3.1, M3.2, P1.0, P1.1, P2.0, P2.1, P2.2, P3.0, P4.0, E1.0, E1.1, E2.0, E2.1, E2.2, E3.0, E3.1, E3.2, E4.0 (prepared by G & W Engineering).
G.	ARCHITECT. The Architect will provide general administration of the Contract per Article 2 of the General Conditions.

H.	CONTRACT TIME AND CONTRACT SUM. The Contract Time and Contract Sum are based upon this Agreement being signed by the Owner on or before August 24, 2006.

I.	GOVERNING CODE. The governing code officials have not completed their review of the Contract Drawings and Specifications at the time of execution of this Agreement, and any changes required for their final approvals will be incorporated into the Contract by a written modification issued pursuant to the General Conditions.
J.	ADDITIONAL DESIGN SERVICES OF THE ARCHITECT Preparing drawings, specifications, estimates, and other supporting data for proposed Changes in the Work requested by the Owner shall be considered Additional Services and the Contractor shall be reimbursed by the Owner for the cost thereof. Such Additional Services shall be added to the Contract Sum by Change Order as defined in Article 12 of the General Conditions.

K.	AMERICANS WITH DISABILITIES ACT (ADA). The Department of Justice issued its final rule and Accessibility Guidelines for Building and Facilities on July 26, 1991 implementing Title III of the ADA with regard to public accommodation and commercial facility requirements for new construction. At present, there is no reviewing authority established to review the Contract Documents with regard to their specific compliance with Title III of the ADA. Contractor has attempted in good faith, when questions of interpretation have arisen, to include in the Contract Documents the requirements of Title III of the ADA. Should an interpretation be issued after contract execution and during construction by agencies having jurisdiction over compliance which would require a change to the Contract Documents, then any such change, if acceptable to all parties, shall be incorporated into the Contract Documents by a modification issued pursuant to the General Conditions.

L.	PRIORITY OF CONTRACT DOCUMENTS. The Contract Documents are intended to complement and supplement each other, and, in general, to the extent there are any other conflicts between the various Contract Documents, as between Owner and Contractor, the following relative order shall apply:
1. Change orders
2. This Agreement
3. General Conditions
4. Drawings and Specifications, provided, however, that the Drawings shall have priority over the other Contract Documents as to location and quantity, and the specifications shall have priority over other Contract Documents as to quality and performance.
M.	The Contractor will enter into a direct contractual relationship with the Architect, engineers, and other design professionals to provide the design of the Project. The Owner acknowledges and agrees that the Contractor is not a licensed architect or engineer and is not agreeing to perform design services which require such a license in the State in which the Project is located. Such design services will be performed by licensed architects, engineers and design build subcontractors under separate agreements, and said design professionals shall be solely responsible for the accuracy and professional quality of the services provided thereby. The fees and expenses of those design professionals contracted and paid for the Contractor shall be included as part of the Contract Sum.

N.	The Owner represents that it is the owner of fee simple title to the land on which the Project will be constructed.

O.	The Owner will obtain and maintain at all times Builder’s Risk insurance for the Project and such insurance shall name Contractor as an additional insured. Current evidence of such insurance shall be furnished to the Contractor on request.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.
This Agreement executed the day and year first above written.

OWNER:	Mercantile Trust & Savings Bank Quincy, Illinois

BY:

	Its:	President & CEO

	DATE:	8/24/06

CONTRACTOR:	Clayco, Inc

BY:

	Its:	CEO
DATE: